EXHIBIT 16.1

May 6, 2025

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Re: ONAR Holding Corporation

Commission File No: 00-56012

We have read the statements by ONAR Holding Corporation included in Item 4.01 of Form 8-K regarding the recent change of auditors, and we agree with such statements made regarding our firm.

Very truly yours,

WWC, P.C.

Certified Public Accountants